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Exhibit 23

Independent Auditors' Consent

The Board of Directors
International Multifoods Corporation:

        We consent to incorporation by reference in Registration Statements No. 333-51399 on Form S-8 relating to the Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation, No. 333-34173 on Form S-8 relating to the Stock Purchase Plan of Robin Hood Multifoods Inc., No. 2-84236 on Form S-8 relating to the 1983 Stock Option Incentive Plan of International Multifoods Corporation, No. 33-6223 on Form S-8 relating to the 1986 Stock Option Incentive Plan of International Multifoods Corporation, No. 33-30979 on Form S-8 relating to the Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation, No. 333-34171 on Form S-8, No. 333-69387 on Form S-8 and No. 333-86302 on Form S-8 relating to the 1997 Stock-Based Incentive Plan of International Multifoods Corporation, No. 333-64075 on Form S-8 relating to the Consulting Agreement between International Multifoods Corporation and Daryl Schaller and No. 33-65221 on Form S-3 relating to certain debt securities of International Multifoods Corporation of our reports dated April 1, 2003, relating to the consolidated balance sheets of International Multifoods Corporation and subsidiaries as of March 1, 2003 and March 2, 2002 and the related consolidated statements of operations, cash flows, and shareholders' equity (consolidated financial statements), and related financial statement schedule for each of the fiscal years in the three-year period ended March 1, 2003, which reports appear or are incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 1, 2003, of International Multifoods Corporation.

        Our report on the consolidated financial statements refers to the adoption, in fiscal 2003, of the remaining provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", and to the adoption in fiscal 2002 of the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities"; SFAS No. 141, "Business Combinations"; and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

/s/ KPMG LLP

Minneapolis, Minnesota
May 12, 2003

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Independent Auditors' Consent